SECURITIES AND EXCHANGE COMMISSION
                           	Washington, D.C.  20549

                                   	FORM 8-K

                                	CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               	October 7, 1998

                             	ROYAL OAK MINES INC.
	            ------------------------------------------------------
            	(Exact name of registrant as specified in its charter)

                        	Commission File Number 1-4350

ONTARIO, CANADA        			                	98-0160821
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(State or other jurisdiction of        				(I.R.S. Employer Identification
incorporation or organization)		         		No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                     98033
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(Address of principal executive offices)			(Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code

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Item 5.   Other Events

On October 7, 1998, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]


      	FOR  IMMEDIATE  RELEASE  FROM  KIRKLAND,  WASHINGTON

                         	October 7, 1998

  	Royal Oak's Kemess South Mine Reaches Commercial Production


Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today that it's new Kemess South gold-copper mine in north central British Columbia has reached commercial production after meeting design criteria at the open pit mine and concentrator on separate campaigns mining and processing hypogene and supergene ore types.

Royal Oak commenced construction of the Kemess facilities in July 1996 and started limited production in the concentrator on May 19, 1998. During the hypogene ore campaign from May 19 to August 14, recoveries of 86% copper and 74% gold were achieved when milling an average head grade of 0.194% copper and 0.015 ounces of gold per ton (opt). During this campaign, approximately 1.8 million tons of ore were processed from which approximately 10,600 tons of concentrate were produced assaying between 25% and 26% copper and between 1.3 opt and 1.7 opt of gold. Mill availability of 84% was achieved in August.

The campaign mining and processing supergene ore from September 7 to the end of the month produced approximately 5,800 tons of concentrate of similar grade from processing approximately 1.2 million tons of ore. The average mill head grade of supergene ore was 0.270% copper and 0.021 opt gold. Recoveries of 70% copper and 75% gold were achieved. Mill availability was 92% in September.

In the transition period between the hypogene and supergene campaigns from August 15 to September 7 the concentrator processed a blend of hypogene and supergene ores.

In the startup and shakedown period from start-up in mid-May to the end of September, the Kemess South operation produced approximately 38,300 ounces of gold and 11.2 million pounds of copper contained in concentrates which are smelted and refined in the Far East to recover metal values. The Kemess South Mine is designed to produce an average of approximately 250,000 ounces of gold and 60 million pounds of copper per year over a mine life of approximately 16 years based on current mineable ore reserves and planned production rates.

In 1998, the Company plans to produce a total of approximately 278,000 ounces of gold at an estimated cash cost of US$240 per ounce, net of copper by-product revenue credit of US$0.75 per pound. In 1999, production is forecast to be between 422,000 and 432,000 ounces of gold at an estimated cash cost of US$190 per ounce, net of copper by-product revenue credit of US$0.80 per pound.

Royal Oak's president and chief executive officer, Margaret K. Witte said, "The Company has built this major project and has now brought the mine to commercial production with its own team of professionals. The board of directors and senior management are proud of these accomplishments and look forward to a long low cost mine life which has turned Royal Oak into a low cost gold producer."

For further information, contact:		        	or in Europe contact:

Investor Relations                          Mr. David Williamson
Royal Oak Mines Inc.                        David Williamson Associates
                                            International Investor Relations
Voice mail:	(425) 822-8992, or              15 St. Helen's Place, 3rd Floor
Facsimile:	(425) 822-3552, or               London, England EC3A 6DE
Web site:  http//www.royal-oak-mines.com
                                            Telephone:	011-44-171-628-3989
                                            Facsimile:	011-44-171-920-0563

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            ROYAL OAK MINES INC.


Date:	October 7, 1998		                     By: /s/ James H. Wood
                                            -----------------------
 	                                          James H. Wood
                                            Chief Financial Officer